Exhibit 5.1
Bryan Cave LLP Letterhead

November 29, 2007
Gulfstream International Group, Inc.
3201 Griffin Road, 4th Floor
Fort Lauderdale, Florida 3312
Ladies and Gentlemen:
We have acted as special counsel to Gulfstream International Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Commission File No. 333-144363, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to, among other things, the registration of up to 1,380,000 shares (including up to 180,000 shares subject to the underwriters’ over-allotment option) (the “Shares”) of common stock of the Company, par value $0.01 per share.
In connection herewith, we have examined:
(1)	the Registration Statement; and

(2)	the form of Underwriting Agreement among the Company, and the representative of the underwriters named therein (the “Representative”), which is attached to the Registration Statement as Exhibit 1.1 (the “Underwriting Agreement”).
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation as currently in effect attached as Exhibit 3.1 to the Registration Statement (the “Certificate”) and the Bylaws as currently in effect attached as Exhibit 3.3 to the Registration Statement (the “Bylaws”) and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records, and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.

Gulfstream International Group, Inc.
November 29, 2007

In addition, in our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the issuance and sale of the Shares.
In connection herewith, we have assumed that, other than with respect to the Company, at such time as the Shares are issued, all of the documents referred to in this opinion will have been duly authorized by, duly executed, delivered and countersigned by, and will constitute the valid, binding and enforceable obligations of, all of the parties to such documents.
Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, assuming the due execution and delivery of the Underwriting Agreement by the Company, upon issuance, delivery and payment therefor in the manner contemplated by the Underwriting Agreement and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.
Our opinions herein reflect only the application of the General Corporation Law of the State of Delaware.
This opinion letter is being delivered by us in connection with the filing of the Registration Statement with the Commission. We do not give any opinion except as set forth above. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

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Very truly yours,

/s/ Bryan Cave LLP